KABANI & COMPANY, INC.
Certified Public Accountants
17011 Beach Boulevard, Suite 1230
Huntington Beach, California 92647
Telephone 714-843-5453
Fax 714-843-5451
e-mail: hamid@kabanico.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the registration statement on Form SB-2 of The KingThomason Group, Inc., and subsidiaries, of our report dated March 31, 2004 on our audit of the consolidated financial statements of The KingThomason Group, Inc., and subsidiaries as of December 31, 2003 and the results of its operations and cash flows for the year then ended.

            /s/ Kabani & Company, Inc.

                                            Kabani & Company, Inc.

Huntington Beach, California
January 21, 2005

Exhibit 23.6